Exhibit 99.1

RIVERVIEW FINANCIAL CORPORATION

REVOCABLE PROXY

FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Howard R. Greenawalt and James M. Lebo, and each or either of them, proxies of  the undersigned, with full power of substitution to vote all of the shares of Riverview Financial Corporation that the undersigned shareholder may be entitled to vote at the special meeting of shareholders to be held on [•], 2013, at [•], local time, at Riverview Bank, 200 Front Street, Marysville, Pennsylvania 17053, and at any adjournment or postponement of the meeting.  The board of directors unanimously recommends you vote “FOR” the following proposals:

1.            Adoption of the Amended and Restated Agreement and Plan of Consolidation, dated April 24, 2013, by and between Riverview Financial Corporation and Union Bancorp, Inc., which provides for, among other things, the consolidation of Union and Riverview into a new corporation with the name “Riverview Financial Corporation”;

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2.            Approval of a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the consolidation agreement; and

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.            In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the special meeting and any adjournment or postponement of the meeting.

This proxy, when properly signed and dated, will be voted in the manner specified by the undersigned shareholders.  If no specification is made, this proxy will be voted FOR the proposals listed above.

Dated: _____________, 2013

Signature
Print name:

Signature
Print name:

Number of Shares Held of Record on [•], 2013: ________________________

1.            This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope.

2.            When signing as attorney, executor, administrator, trustee, or guardian, please state full title.  If more than one trustee, all should sign.

3.            If stock is held jointly, each owner should sign.